Exhibit 99

Primal Completes $1.5 Million

Private Placement of 5% Senior Secured Convertible Notes and Warrants

IRVINE, CA, April 3, 2006 – Primal Solutions, Inc. (OTC Bulletin Board: PSOL.OB) the leading provider of IP transaction platforms, today announced it has sold $1.5 million in aggregate principal amount of its 5% senior secured convertible notes due 2008 and warrants to institutional investors in a private placement transaction. Primal intends to use the net proceeds from the offering for working capital, debt service, advisory fees and general corporate purposes.

The notes will pay interest semi-annually, in cash, and are secured by a first priority security interest in all of the assets of Primal and its wholly owned subsidiary. Upon election of the investors, the notes may be converted at any time into shares of the Company’s common stock at a conversion price of $.10 per share, subject to adjustment in certain circumstances. Warrants to purchase 7.5 million shares of Primal’s common stock were issued in the private placement. The warrants have an exercise period of five years and are exercisable for cash at an exercise price of $0.15 per share, subject to adjustment in certain circumstances.

None of the notes, the warrants nor the shares of common stock issuable upon conversion of the notes and exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Primal has agreed to file a registration statement covering the resale by the investors of the shares of common stock issuable upon conversion of the notes and exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, warrants or common stock issuable upon conversion of the notes or exercise of the warrants. Any opportunity to participate in the private placement was available to a very limited group of institutional and other accredited investors. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Primal

Primal Solutions, Inc. (OTCBB.PSOL.OB) provides comprehensive solutions for streamlining and improving IP transaction management. With its flagship IP Correlytics™platform and related services, the company helps enhanced communications providers and new media companies generate increased revenue, rapidly launch new products and services, and extract essential business intelligence from every IP transaction. Customers and partners include leading communications and technology innovators worldwide, including, Time Warner Cable, BroadSoft, Lucent Technologies, Bright House Networks, TeleKom Malaysia, Cisco Systems and Sylantro Systems Corporation. For more information, visit: www.primal.com.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of known and unknown risks and uncertainties that may cause the company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These include the company’s historic lack of profitability, end-use customers’ acceptance and actual demand, which may differ significantly from expectations, the need for the company to manage its growth, the need to raise funds for operations, and other risks associated with the regulation of the Internet and the telecommunications industry. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission.

Trademarks and Copyrights

IP Correlytics, IP Correlytics Platform, Access IM, Connect RTR, Connect Prepay, Connect IXC, Connect CCB, Primal and the Primal logo are trademarks of Primal Solutions, Inc. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Contact:

William C. Bousema

Senior Vice President and CFO

Primal Solutions, Inc.

Bill.Bousema@primal.com

949.221.8520